SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Lightpath Technologies, Inc.
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                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

    ----------------------------------------------------------------------------

    2) Form, Schedule or Registration No.

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    3) Filing party:

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    4) Date filed:

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

                          LIGHTPATH TECHNOLOGIES, INC.
                         6820 Academy Parkway East, N.E.
                          Albuquerque, New Mexico 87109



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                NOTICE OF A JOINT SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 6, 1997
--------------------------------------------------------------------------------


To the Holders of Class A and Classes E-1, E-2 and E-3 Common Stock of LightPath Technologies, Inc.:

        A Joint Special Meeting of the Stockholders of Class A and Classes E-1, E-2 and E-3 Common Stock of LightPath Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters, located at 6820 Academy Parkway East, N.E., Albuquerque, New Mexico 87109, on June 6 1997, at 1:00 p.m. M.D.S.T. for the following purposes:

        (1) To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to provide, subject to the prior respective sequential conversions of the Class E-1 and Class E-2 Common Stock into shares of Class A Common Stock, for the extension by successive one-year periods, respectively, of the dates by which the Company's Class A Common Stock must attain certain market price levels or the Company must meet certain per share earnings levels, in order to cause the automatic conversions into Class A Common Stock of the Company's Class E-2 and Class E-3 Common Stock and forestall the redemption thereof at a nominal price; and

        (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record of Class A and Classes E-1, E-2 and E-3 Common Stock at the close of business on May 5, 1997 (the "Record Date") are entitled to vote at the meeting and at any adjournment or postponement thereof. At the meeting the holders of Class A and Classes E-1, E-2 and E-3 Common Stock will vote together as a class and, in addition, the holders of Class A Common Stock will vote separately as a class, with respect to the proposal set forth in (1) above. Holders of Class A Common Stock and Classes E-1, E-2 and E-3 Common Stock will, subject to applicable law, vote together as a class on all other matters properly brought before the meeting, if any. Shares can be voted at the meeting only if the holder is present or represented by duly authorized proxy. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company's corporate headquarters for any purpose germane to the Special Meeting during ordinary business hours for ten (10) days prior to the meeting.

        Management and the Board of Directors cordially invite you to attend the Special Meeting.

                                        By Order of the Board of Directors,


                                        Leslie A. Danziger
                                        President and Chief Executive Officer
Albuquerque, New Mexico

May 9, 1997
--------------------------------------------------------------------------------
IMPORTANT: It is important that your shareholdings be represented at this meeting. Please complete, date, sign and promptly mail the enclosed two (2) proxy cards in the accompanying envelope, which requires no postage if mailed within the United States.
--------------------------------------------------------------------------------

                          LIGHTPATH TECHNOLOGIES, INC.

                  PROXY STATEMENT FOR THE JOINT SPECIAL MEETING
        OF CLASS A AND CLASSES E-1, E-2 AND E-3 COMMON STOCK STOCKHOLDERS
                             TO BE HELD JUNE 6, 1997

                                TABLE OF CONTENTS

                                                                                                                         Page

PROXY STATEMENT...........................................................................................................  1
INFORMATION CONCERNING SOLICITATION AND VOTING............................................................................  1
         Voting and Revocation of Proxies.................................................................................  3
         Solicitation of Proxies..........................................................................................  3

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS...............................................................  4
         Voting Trust Agreement...........................................................................................  6

PROPOSAL - AMENDMENT OF CERTIFICATE OF INCORPORATION
                WITH RESPECT TO THE CONVERSION AND REDEMPTION
                OF THE CLASS E COMMON STOCK...............................................................................  7
         Descriptions of Class A and Class E Common Stock.................................................................  8
         Class A Common Stock.............................................................................................  8
         Class E-1, E-2 and E-3 Common Stock..............................................................................  8
         Current Conditions to Conversion and Redemption of Class E Common Stock..........................................  9
         Reasons to Vote in Favor of the Proposed Amendment............................................................... 13
         Changes occasioned by the Proposed Amendment..................................................................... 15
         Effect of the Proposed Amendment................................................................................. 18
CHANGE OF INDEPENDENT ACCOUNTANTS......................................................................................... 20
OTHER BUSINESS............................................................................................................ 20

EXHIBITS
         EXHIBIT A         SECTIONS 3.E(2) AND (3) OF PROPOSED AMENDMENT TO CERTIFICATE
                           OF DESIGNATION FORMING PART OF CERTIFICATE OF INCORPORATION.................................... 21

         EXHIBIT B         FINANCIAL INFORMATION.......................................................................... 24

                          LIGHTPATH TECHNOLOGIES, INC.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING


         The accompanying two (2) proxies are each solicited by the Board of Directors of LightPath Technologies, Inc., a Delaware corporation (the "Company"), for use at the Joint Special Meeting of Class A and Classes E-1, E-2 and E-3 Common Stock Stockholders to be held on June 6, 1997 (the "Special Meeting"), or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Joint Special Meeting of Stockholders. This Proxy Statement and the accompanying two (2) forms of proxy were mailed on or about May 9, 1997 to all stockholders entitled to vote at the Special Meeting. The corporate offices of the Company are located at 6820 Academy Parkway East, N.E., Albuquerque, New Mexico 87109 and its telephone number at that address is (505) 342-1100.

         Only stockholders of record at the close of business on May 5, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. On the Record Date there were issued and outstanding 2,764,589 shares of Class A Common Stock, $.01 par value, (the "Class A Common Stock") and 1,449,942, 1,449,942 and 966,621 shares of Class E-1, Class E-2 and Class E-3 Common Stock, $.01 par value, respectively (collectively, a total of 3,866,505 shares of Class E Common Stock, each of which has share-for-share voting rights with the Class A shares, the "Class E Common Stock"), were issued and outstanding. Each holder of Class A or Class E Common Stock is entitled to one vote for each share of Class A, Class E-1, Class E-2 and Class E-3 Common Stock held of record on the Record Date. At the Special Meeting, all holders of Class A and Classes E-1, E-2 and E-3 Common Stock will vote together as a class on the proposed amendment to the Company's Certificate of Incorporation. In addition, pursuant to the Delaware General Corporation Law, at the Special Meeting the holders of Class A Common Stock will also vote as a separate class with respect to such proposed amendment. In other words, the Class A stockholders will vote twice, once as members of the class containing both Class A and Class E stockholders and once as members of the class consisting only of holders of Class A Common Stock.

         In addition to a majority of the class consisting of both Class A and Class E Common Stock, a majority of the shares of Class A Common Stock, voting separately as a class, must vote in favor of the proposed amendment in order for it to be adopted. AS A RESULT, A MAJORITY OF THE CLASS A COMMON STOCK IN THE VOTING CLASS COMPOSED SOLELY OF CLASS A COMMON STOCK, WILL EFFECTIVELY HAVE THE ABILITY TO DETERMINE WHETHER OR NOT THE PROPOSAL IS RATIFIED BY THE STOCKHOLDERS.

         Should they wish to vote at the Special Meeting by proxy, holders of Class A Common Stock and Class E Common Stock, should complete and return the enclosed RED proxy card. In addition, holders of Class A Common Stock, should complete and return the enclosed BLUE proxy card to vote as a separate class.

         The presence of the holders of a majority of the outstanding Class A Common Stock, and the holders of a majority of all outstanding Common Stock either in person or by proxy, is required to constitute a quorum for the conduct of business at the Joint Special Meeting. Abstentions and broker non-votes will also be included in the determination of the number of shares represented for a quorum. At the Special Meeting, the Company will appoint Inspectors of Election to count all votes and ballots and make a written report thereof.

Voting and Revocation of Proxies

         All valid proxies received before the Special Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no choice is indicated on the proxy, the shares will be voted in accordance with the recommendations of the Board of Directors as to such matters. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting in person.

Solicitation of Proxies

         The cost of  soliciting  proxies,  including  the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all stockholders entitled to vote at the meeting. Proxies may be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth the beneficial ownership of shares of Class A Common Stock and Class E Common Stock of the Company on May 1, 1997 by
(i) each director, (ii) each executive officer, (iii) each stockholder known by the Company to own beneficially five percent or more of the outstanding Class A and Class E Common Stock of the Company, and (iv) all directors and executive officers as a group.

         The percentage ownership information set forth in the right hand column of the following table has been computed in accordance with Securities and Exchange Commission ("SEC") guidelines.

                                                                Class A                            Class E
                                                              Common Stock                       Common Stock       % of Vote of
                                                              ------------                       ------------      all Classes of
     Name and Address            Position with     Number of                           Number of                       Common
    of Beneficial Owner             Company          Shares            % Owned          Shares           % Owned       Stock
    -------------------          -------------     ----------          -------        ----------         -------      --------

Leslie A. Danziger            Chairman and         112,946 (3)           4%             751,878(4)         19%            13%
                              President

Louis P. Wagman               Executive Vice        18,742 (5)           1%             99,965 (6)          3%             2%
                              President and
                              Secretary

Donald E. Lawson              Executive Vice        22,000 (7)           1%             25,000              1%             1%
                              President and
                              Treasurer

Louis G. Leesburg             Director              22,090 (8)(14)       1%             36,360 (14)         1%             1%

Milton Klein                  Director              32,945 (9)           1%            119,786 (10)         3%             2%

Haydock H. Miller, Jr.        Director              21,454 (11)          1%             73,819 (12)         2%             1%

The John E. Fetzer                                 118,447               4%            473,789             12%             9%
Institute, Inc.(13)

All executive officers                             230,177 (3)           8%          1,106,808 (4)         29%            20%
and directors as a
group (6 persons)

---------------

*   Less than one percent.

(1) Except as otherwise noted, each of the parties listed above has sole voting and investment power over the securities listed. The address for all directors is in care of LightPath Technologies, Inc., 6820 Academy Parkway East N.E., Albuquerque, New Mexico, 87109.

(2)       Includes Classes E-1, E-2 and E-3 Common Stock.

(3) Includes 25,397 shares of Class A Common Stock represented by immediately exercisable options and shares of 9,090 Class A Common Stock represented by immediately exercisable options held by Joel Goldblatt, Ms. Danziger's spouse. Excludes 231,157 shares of Class A Common Stock subject to a Voting Trust, of which Ms. Danziger is Voting Trustee. See "Voting Trust Agreement" below.

(4) Includes 101,589 shares of Class E Common Stock represented by immediately exercisable options and 36,360 shares of Class E Common Stock represented by immediately exercisable options held by Joel Goldblatt, Ms. Danziger's spouse. Excludes 974,651 shares of Class E Common Stock subject to a Voting Trust, of which Ms. Danziger is Voting Trustee. See "Voting Trust Agreement" below.

(5) Includes 18,218 shares of Class A Common Stock represented by immediately exercisable options.

(6) Includes 72,873 shares of Class E Common Stock represented by immediately exercisable options.

(7) Includes 22,000 shares of Class A Common Stock represented by immediately exercisable options.

(8)       Includes  13,000  shares of Class A Common Stock of which 3,000 shares
          are  immediately   exercisable  options  and  the  balance  vested  by
          September 1999.

(9) Includes 14,720 shares of Class A Common Stock represented by immediately exercisable options.

(10) Includes 46,880 shares of Class E Common Stock represented by immediately exercisable options.

(11) Includes 13,182 shares of Class A Common Stock represented by immediately exercisable options.

(12) Includes 40,727 shares of Class E Common Stock represented by immediately exercisable options.

(13) The address of The John E. Fetzer Institute, Inc. is 9292 KL Avenue, Kalamazoo, Michigan 49009.

(14) Includes 7,272 shares of Class A Common Stock and 29,088 shares of Class E Common Stock held by Mr. Leeburg's brother. Mr. Leeburg is the treasurer and trustee for two funds associated with The John E. Fetzer Institute, Inc., neither of which funds hold any shares in the Company. Shares held by The John E. Fetzer Institute, Inc. are not, however, included in the beneficial ownership amounts for Mr. Leeburg.

Voting Trust Agreement

         Stockholders of the Company owning an aggregate of 231,157 shares of Class A Common Stock and 974,651 shares of Class E Common Stock, which represents 8% and 25%, respectively, of the total voting power of the Class A Common Stock and Class E Common Stock outstanding as of the Record Date, entered into a Voting Trust Agreement dated January 10, 1996. Pursuant to that
Agreement, Leslie A. Danziger, the President and Chairman of the Company, is designated as the trustee of the trust and empowered to vote all shares subject to that trust with respect to any matter subject to a vote by the Company's stockholders, including voting in favor of the election of herself as a director of the Company and in favor or ratification and approval of acts of herself as a director in the conduct of business affairs of the Company. Consequently, when combined with her individual holdings, Ms. Danziger effectively controls 11% and 41% of the total voting power of the Class A Common Stock and Class E Common Stock, respectively. Parties to the agreement may withdraw their shares upon ten days' prior written notice. The Voting Trust Agreement terminates upon the earlier of five years or the date on which Ms. Danziger ceases to be Chairman of the Board or resigns as trustee under the Agreement. Ms. Danziger intends to vote all of the shares of Class A and Class E Common Stock covered by the Voting Trust and the shares of such stock owned by her personally, FOR the proposed amendment to the Certificate of Incorporation.

              PROPOSAL - AMENDMENT OF CERTIFICATE OF INCORPORATION
                  WITH RESPECT TO THE CONVERSION AND REDEMPTION
                           OF THE CLASS E COMMON STOCK

         At the Special Meeting, the Company will seek stockholder approval of an amendment (the "Amendment") to the Certificate of Designation forming a part of its Certificate of Incorporation in order to provide, subject to prior respective sequential conversions of Class E-1 and E-2 Common Stock into shares of Class A Common Stock, for the extension by successive one-year periods, respectively, of the dates by which the Company's Class A Common Stock must attain certain market price levels or the Company must meet certain earnings per share earnings levels, in order to cause the automatic conversions into Class A Common Stock of the Company's Class E-2 and Class E-3 Common Stock, and thereby forestall the redemption thereof at a nominal price.

Descriptions of Class A and Class E Common Stock

Class A Common Stock. Holders of Class A Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Class A Common Stock, including the election of directors. The holders of Class A, Class E-1, Class E-2 and Class E-3 Common Stock vote together as a single class on all matters on which stockholders may vote, except when class voting is required by applicable law.

         Holders of Class A Common Stock are entitled to receive dividends, together with the holders of Class E-1, Class E-2 and Class E-3 Common Stock, pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor, subject to the rights of holders of any outstanding Preferred Stock. In the case of dividend or other distributions payable in stock of the Company, including distributions pursuant to stock splits or divisions of stock of the Company, only shares of Class A Common Stock will be distributed with respect to Class A Common Stock. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities, subject to the rights of the holders of any outstanding Preferred Stock, shall be distributed to the holders of Class A Common Stock, together with the holders of Class E Common Stock to the extent such holders are then entitled to participate in such distribution. Holders of Class A Common Stock are not entitled to preemptive,subscription, cumulative voting or conversion rights, and there are no redemption or sinking fund provisions applicable to the Class A Common Stock. All outstanding shares of Class A Common Stock are fully paid and non-assessable.

Class E-1,  E-2 and E-3  Common  Stock.  Each share of Class E-1,  Class E-2 and
Class E-3 Common Stock is entitled to one vote on all matters on which stockholders may vote, including the election of directors. The Class A, Class E-1, Class E-2 and Class E-3 Common Stock vote together as a single class on all matters on which stockholders may vote, except when class voting is required by applicable law. Holders of Class E Common Stock are not entitled to preemptive, subscription, cumulative voting or conversion rights and there are no redemption or sinking fund provisions applicable to the Class E Common Stock. All shares of Class E Common Stock issued are and will be fully paid and non-assessable.

         Holders of Classes E-1, E-2 and E-3 Common Stock are entitled to participate together with the holders of Class A Common Stock, pro rata based on the number of shares held, in the payment of dividends and in the liquidation, dissolution and winding up of the Company, subject to the rights of holders of any outstanding Preferred Stock. In the case of case, securities and other property that is the subject of a distribution or dividend (except with respect to an acquisition of the Company or its merger with or into another entity) payable to shareholders of Classes E-1, E-2 or E-3 Common Stock shall be held in escrow until the applicable Class E shares are converted into Class A Common Stock. In the case of dividends and other distributions payable in stock of the Company, including distributions pursuant to stock splits or divisions of stock of the Company, only shares of Class A Common Stock shall be distributed with respect to Classes E-1, E-2 and E-3 Common Stock.

Current Conditions to Conversion and Redemption of Class E Common Stock

         At the present time, the Class E Common Stock is subject to the following conditions as set forth in the Company's Certificate of Incorporation:

         A. Each share of Class E-1 Common Stock will be automatically converted into one share of Class A Common Stock, if, and only if, any one or more of the following conditions is/are met:

                (i) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings (all as audited and determined by the Company's independent public accountants) (the "Minimum Pretax Income") is at least $8.0 million during any of the fiscal years ending June 30, 1996, 1997, 1998 or 1999; or

               (ii) the Minimum Pretax Income is at least $10.3 million for the fiscal year ending June 30, 2000; or

              (iii) the Bid Price (as defined) of the Company's Class A Common Stock averages in excess of $12.50 per share for 30 consecutive business days during the 18-month period commencing February 22, 1996; or

               (iv) the Bid Price (as defined) of the Company's Class A Common Stock averages in excess of $16.75 per share for 30 consecutive business days during the 18-month period commencing August 22, 1997; or

                (v) the Company is acquired by or merged with or into another entity during either of the periods referred to below and as a result thereof holders of the Class A Common Stock of the Company (after giving consideration to the conversion of the Class E-1 Common Stock) receive per share consideration equal to or greater than: (i) $12.50 during the 18-month period commencing February 22, 1996; or (ii) $16.75 during the 18-month period commencing August 22, 1997;

         B. Each share of Class E-2 Common Stock will be automatically converted into one share of Class A Common Stock, if, and only if, one or more of the following conditions is/are met:

                (i) the Minimum Pretax Income is at least $10.9 million during any of the fiscal years ending June 30, 1996, 1997, 1998 or 1999; or

               (ii) the Minimum Pretax Income is at least $14.0 million during the fiscal year ending June 30, 2000; or

              (iii) the Company is acquired by or merged with or into another entity during either of the periods referred to below and as a result thereof holders of Class A Common Stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1 Common Stock and Class E-2 Common Stock) equal to or greater than: (i) $18.00 during the 18-month period commencing February 22, 1996; or
                           (ii) $23.00 during the 18-month period commencing August 22, 1997.

         C. Each share of Class E-3 Common Stock will automatically be converted into one share of Class A Common Stock, if and only if, one or more of the following conditions is/are met:

                (i) the Minimum Pretax Income amounts to at least $28.0 million during any of the fiscal years ending June 30, 1996, 1997, 1998, 1999 or 2000; or

               (ii) the Company is acquired by or merged with or into another entity during the periods referred to below and as a result thereof holders of Class A Common Stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1, Class E-2 and Class E-3 Common Stock) equal to or greater than: (i) $30.00 during the 18-month period commencing February 22, 1996; or (ii) $40.00 during the 18-month period commencing August 22, 1997.

         D. Distributions in the event the Company is acquired or merged with or into another entity will be made as follows:

                (i) if the merger or acquisition proceeds are sufficient to pay the Class A Common Stock outstanding prior to such event up to the applicable Bid Price amount per share set forth in A(v), B(iii) or C(ii), the applicable Class E Common Stock shall participate in the balance remaining up to the applicable Bid Price per share amount;

               (ii) if the proceeds are sufficient to pay the holders of the Class A Common Stock and the applicable Class E Common Stock the full amount set forth in A(v), B(iii) or C(ii), then the applicable Class E Common Stock will be converted into Class A Common Stock and distributions will be made pro rata on all such stock outstanding subsequent to such conversion.

         The shares of Class E Common Stock will be redeemed on September 30, 2000 by the Company for $.0001 per share if such earnings levels or market price targets are not achieved.

         The Minimum Pretax Income amounts set forth above shall be increased proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for or exercisable into Common Stock are issued prior to the applicable dates. The Bid Price amounts set forth above are subject to adjustment in the event of any stock splits, stock dividends, recapitalization or other similar events.

Reasons to Vote in Favor of the Proposed Amendment

         The purpose of the amendment is to continue to provide appropriate continuing incentive to the Company's current management to continue to grow the Company's operations and to generate revenue. The Company's 1995 reorganization and the public offering in 1996 resulted in current management holding 8% of the Company's Class A Common Stock and 29% of its Class E Common Stock, all of which Class E shares are contingent in their potential value on management's efforts and ability to cause the Company to meet the stock prices and earnings levels required to convert the classes of Class E Common Stock into Class A Common Stock. The dates for meeting the applicable thresholds for conversion of the various classes of Class E Common Stock were set in August 1995 in negotiations with the Underwriter of the Company's 1996 initial public offering. However, such offering was not completed until the end of February 1996 which was substantially later than anticipated in August 1995. As a result of the working capital shortage experienced because of this delay, the Company fell behind its schedule for implementing the business strategy which formed a basis for the negotiations with the underwriter in August 1995.

         Since its inception, the Company has been a development stage company with its primary activities in basic research and development and license fees. See the Company's Financial Statements attached as Exhibit B hereto. Although the Company has recently increased production of products and anticipates increased revenues from product sales in 1997. Management believes it is in the best interests of the Company to focus on long-term products and goals, such as the development of its laser optics products. Management believes that the current deadlines for conversion of the Class E-2 and Class E-3 Common Stock will result in an inappropriate emphasis on short term products and performance. Nonetheless, the extension of the dates for conversion of the Class E-2 and Class E-3 Common Stock currently proposed will apply, if approved by the stockholders, only if the respective performance thresholds applicable to Class E-1 and Class E-2 Common Stock, respectively, have been previously satisfied. Thus, management is required to demonstrate successful performance in order to take advantage of the proposed extensions. Because, however, of the uncertainties of the economy, the development stage of many of its products and the pace of revenue generation once products are developed and put into commercial production, management anticipates that it may take an additional year of operation beyond the required time frame to reach the performance levels required to convert the Class E-2 Common Stock into Class A Common Stock and an additional one year period beyond the required time frame to enable the conversion of the Class E-3 shares.

         The proposed one-year extensions of time apply only to the Class E-2 and Class E-3 Common Stock. The requirements with respect to stock price levels and revenue attainment for the conversion of Class E-1 Common Stock remain exactly as set forth above under Section "A" of "Current Conditions to Conversion and Redemption of Class E Common Stock." Although the effect of the proposed extensions with respect to Class E-2 and Class E-3 are to give Management more time to operate the Company in order to attempt to attain the stock price and reverse levels for conversion of such stock, there can be no guarantee that Management will be successful in such endeavors or, that despite such efforts, factors beyond the control of Management will not intervene or interfere with such efforts.

         As these time frames are set forth in the Company's Articles of Incorporation, a vote of stockholders, as set forth in this Proxy Statement, is required to amend the Certificate of Incorporation to for conversion of the Class E-2 and Class E-3 Common Stock by one year, respectively, subject to the prior conversion of the Class E-1 Common Stock with respect to the Class E-2 Common Stock and the prior conversion of the Class E-2 Common Stock with respect to the Class E-3 Common Stock.

         Changes Occasioned by the Proposed Amendment.

         A. If the proposed amendment, a copy of which is attached hereto as Exhibit A, is approved by the stockholders, conditions with respect to the conversion of the Class E-1 Common Stock will remain as set forth above and the Class E-2 and Class E-3 Common Stock will become subject to the following conditions (CHANGES RESULTING FROM AMENDMENTS ARE SET FORTH IN BOLD):

         B. Each share of Class E- 2 Common Stock will be automatically converted into one share of Class A Common Stock, if, and only if, one or more of the following conditions is/are met:

                (i) the Minimum Pretax Income is at least $10.9 million during any of the fiscal years ending June 30, 1997, 1998 or 1999; or

               (ii) THE CLASS E-1 COMMON STOCK HAS BEEN PREVIOUSLY CONVERTED INTO CLASS A COMMON STOCK PURSUANT TO PARAGRAPH A ABOVE, AND THE MINIMUM PRETAX INCOME IS AT LEAST $10.9 MILLION DURING ANY OF THE FISCAL YEARS ENDING JUNE 30, 2000; OR

              (iii) the Minimum Pretax Income is at least $14.0 million during the fiscal year ending June 30, 2000; or

               (iv) THE CLASS E-1 COMMON STOCK HAS BEEN PREVIOUSLY CONVERTED INTO CLASS A COMMON STOCK PURSUANT TO PARAGRAPH A ABOVE, AND THE MINIMUM PRETAX INCOME IS AT LEAST $14.0 MILLION DURING THE FISCAL YEAR ENDING JUNE 30, 2001; OR

               (vi) the Company is acquired by or merged with or into another entity during either of the periods referred to below and as a result thereof holders of Class A Common Stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1 Common Stock and Class E-2 Common Stock) equal to or greater than: (i) $18.00 during the 18-month period commencing February 22, 1996; or
                           (ii) $23.00 during the 18-month period commencing August 22, 1997; or

              (vii) THE CLASS E-1 COMMON STOCK HAS BEEN PREVIOUSLY CONVERTED INTO CLASS A COMMON STOCK PURSUANT TO PARAGRAPH A ABOVE AND THE COMPANY IS ACQUIRED BY OR MERGED WITH OR INTO ANOTHER ENTITY DURING EITHER OF THE PERIODS REFERRED TO BELOW AND AS A RESULT THEREOF HOLDERS OF CLASS A COMMON STOCK OF THE COMPANY RECEIVE PER SHARE CONSIDERATION (AFTER GIVING EFFECT TO THE CONVERSION OF THE CLASS E-1 COMMON STOCK AND CLASS E-2 COMMON STOCK) EQUAL TO OR GREATER THAN: (I) $18.00 DURING THE 30-MONTH PERIOD COMMENCING FEBRUARY 22, 1996; OR (II) $23.00 DURING THE 30-MONTH PERIOD COMMENCING AUGUST 22, 1998.

         C. Each share of Class E- 3 Common Stock will automatically be converted into one share of Class A Common Stock, if and only if, one or more of the following conditions is/are met:

                (i) the Minimum Pretax Income amounts to at least $28.00 million during any of the fiscal years ending June 30, 1997, 1998, 1999 or 2000; or

               (ii) THE CLASS E-2 COMMON STOCK HAS BEEN PREVIOUSLY CONVERTED INTO CLASS A COMMON STOCK PURSUANT TO PARAGRAPH B ABOVE AND THE MINIMUM PRETAX INCOME AMOUNTS TO AT LEAST $28.00 MILLION DURING THE FISCAL YEAR ENDING JUNE 30, 2001; OR

              (iii) the Company is acquired by or merged with or into another entity during the periods referred to below and as a result thereof holders of Class A Common Stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1, Class E-2 and Class E-3 Common Stock) equal to or greater than: (i) $30.00 during the 18-month period commencing February 22, 1996; or (ii) $40.00 during the 18-month period commencing August 22, 1997; or

               (iv) THE CLASS E-2 COMMON STOCK HAS BEEN PREVIOUSLY CONVERTED INTO CLASS A COMMON STOCK PURSUANT TO PARAGRAPH B ABOVE AND THE COMPANY IS ACQUIRED BY OR MERGED WITH OR INTO ANOTHER ENTITY DURING THE PERIODS REFERRED TO BELOW AND AS A RESULT THEREOF HOLDERS OF CLASS A COMMON STOCK OF THE COMPANY RECEIVE PER SHARE CONSIDERATION (AFTER GIVING EFFECT TO THE CONVERSION OF THE CLASS E-1, CLASS E-2 AND CLASS E-3 COMMON STOCK) EQUAL TO OR GREATER THAN: (I) $30.00 DURING THE 30-MONTH PERIOD COMMENCING FEBRUARY 22, 1996; OR
                           (II) $40.00 DURING THE 30-MONTH PERIOD COMMENCING AUGUST 22, 1998; OR

         The shares of Class E Common Stock will be redeemed on September 30, 2001 by the Company for $.0001 per share if such earnings levels or market price targets are not achieved.

         All other rights and restrictions of the Class E Common Stock shall remain unchanged, if the proposal is ratified by the stockholders. A copy of a form of Amended and Restated Certificate of Designation to be filed with the Delaware Secretary of State if the stockholders approve the Amendment is attached hereto.

         The Minimum Pretax Income amounts set forth above shall be increased proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for or exercisable into Common Stock are issued after completion of this Offering. The Bid Price amounts set forth above are subject to adjustment in the event of any stock splits, stock dividends, recapitalization or other similar events.

Effects of the Proposed Amendment

         As of the Record Date, there were issued and outstanding 1,449,942, 1,449,942 and 966,621 shares of Class E-1, Class E-2 and Class E-3 Common Stock, respectively. Currently, the Company's directors and executive officers, as a group, effectively control 29%, including 19% which Leslie A. Danziger, President and Chairman of the Board, effectively controls. If the Amendment is not approved and all of the shares of Classes E-1, E-2 and E-3 Common Stock are ultimately redeemed, the Company's current directors and executive officers, as a group, and Ms. Danziger will control only 8% and 4%, respectively, of the Company's outstanding Common Stock which will consist only of Class A Common Stock. Conversion of any of the classes of Class E Common Stock will result in each share of Class A Common Stock then outstanding, representing a lesser percentage interest in the beneficial ownership of the Company's voting securities. Conversely, redemption of any of the classes of Class E Common Stock will result in each share of Class A Common Stock then outstanding, representing a greater percentage interest in the beneficial ownership of the Company's outstanding voting securities.

         The economic effect of the failure to approve the Proposed Amendment and the total redemption of the Classes E-1, E-2 and E-3 Common Stock will be that Management's percentage of equity in the Company will be greater than if the Amendment was approved and all shares of Class E Common Stock were converted, of which there is no assurance. See "Security Ownership of Management and Principal Shareholders," above.

         The Company's Board of Directors approved the proposed Amendment in April 1997 and have directed that the Amendment be submitted to the stockholders of the Company for approval at the Special Meeting.

         Each of the Company's directors and executive officers has indicated that he or she intends to vote all of his or her shares of Class A Common Stock, representing 8% of the total shares of Class A Common Stock outstanding, and 29% of the Class E Common Stock FOR the Amendment.

         THE BOARD OF DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE AMENDMENT.

                        CHANGE OF INDEPENDENT ACCOUNTANTS

         The independent auditors utilized by the Company during the fiscal year ended June 30, 1996 was Ernst & Young LLP. When the Company relocated to Albuquerque in April 1996, management decided to review its financial services since Ernst & Young LLP did not have offices in Albuquerque. Upon the recommendation of the Board of Directors, the Company has selected KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 1997 and to perform other accounting services as requested by the Company. There were no disagreements on accounting practices with Ernst & Young LLP.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any other business to be considered or acted upon at the Special Meeting. If any other business properly comes before the Special Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.


By Order of the Board of Directors,



                                        Leslie A. Danziger
                                        President and Chief Executive Officer

Albuquerque, New Mexico

May 9, 1997

                                    EXHIBIT A

         SECTIONS 3.E  (2) AND  (3) OF  PROPOSED  AMENDMENT  TO  CERTIFICATE  OF
                  DESIGNATION FORMING PART OF CERTIFICATE OF INCORPORATION

                                    EXHIBIT A



          SECTIONS 3.E(2) AND (3) OF PROPOSED AMENDMENT TO CERTIFICATE
           OF DESIGNATION FORMING PART OF CERTIFICATE OF INCORPORATION


         E.       Conversion.
                  -----------

         (2) Each share of Class E-2 Common Stock will be automatically converted into one share of Class A Common Stock, and the holder thereof will receive a certificate representing the number of shares of Class A Common Stock into which such class was converted, if, and only if, one or more of the following conditions is/are met:

                  (a) the Minimum Pretax Income is at least $10.9 million during any of the fiscal years ending June 30, 1997, 1998 or 1999; or

                  (b) the Class E-1 Common Stock has been previously converted into Class A Common Stock pursuant to paragraph A above, and the Minimum Pretax Income is at least $10.9 million during any of the fiscal years ending June 30, 2000; or

                  (c) the Minimum Pretax Income is at least $14.0 million during the fiscal year ending June 30, 2000; or

                  (d) the Class E-1 Common Stock has been previously converted into Class A Common Stock pursuant to paragraph A above, and the Minimum Pretax Income is at least $14.0 million during the fiscal year ending June 30, 2001; or

                  (e) the Company is acquired by or merged with or into another entity during either of the periods referred to below and as a result thereof holders of Class A Common Stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1 Common Stock and Class E-2 Common Stock) equal to or greater than: (i) $18.00 during the 18-month period commencing February 22, 1996; or
                           (ii) $23.00 during the 18-month period commencing August 22, 1997; or

                  (f) the Class E-1 Common Stock has been previously converted into Class A Common Stock pursuant to paragraph A above and the Company is acquired by or merged with or into another entity during either of the periods referred to below and as a result thereof holders of Class A Common Stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1 Common Stock and Class E-2 Common Stock) equal to or greater than: (i) $18.00 during the 30-month period commencing February 22, 1996; or (ii) $23.00 during the 30-month period commencing August 22, 1998.

         (3) Each share of Class E-3 Common Stock will automatically be converted into one share of Class A Common Stock, and the holder thereof will receive a certificate representing the number of shares of Class A Common Stock into which suchclass was converted, if and only if, one or more of the following conditions is/are met:

                  (a) the Minimum Pretax Income amounts to at least $28.00 million during any of the fiscal years ending June 30, 1997, 1998, 1999 or 2000; or

                  (b) the Class E-2 Common Stock has been previously converted into Class A Common Stock pursuant to paragraph B above and the Minimum Pretax Income amounts to at least $28.00 million during the fiscal year ending June 30, 2001; or

                  (c) the Company is acquired by or merged with or into another entity during the periods referred to below and as a result thereof holders of Class A Common Stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1, Class E-2 and Class E-3 Common Stock) equal to or greater than: (i) $30.00 during the 18-month period commencing February 22, 1996; or (ii) $40.00 during the 18-month period commencing August 22, 1997; or

                  (d) the Class E-2 Common Stock has been previously converted into Class A Common Stock pursuant to paragraph B above and the Company is acquired by or merged with or into another entity during the periods referred to below and as a result thereof holders of Class A Common Stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1, Class E-2 and Class E-3 Common Stock) equal to or greater than: (i) $30.00 during the 30-month period commencing February 22, 1996; or
                           (ii) $40.00 during the 30-month period commencing August 22, 1998; or

         The shares of Class E Common Stock will be redeemed on September 30, 2001 by the Company for $.0001 per share if such earnings levels or market price targets are not achieved.

                                   EXHIBIT B

                              FINANCIAL INFORMATION

         Balance Sheet
         Statements of Operations
         Statements of Cash Flows
         Notes to Financial Statements
         Management's Discussion and Analysis of Financial Condition and Results of Operations

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                                  Balance Sheet

                                                                                     March 31,         June 30,
                                                                                       1997             1996
                                                                                -------------------------------------
                                                                                     Unaudited
Assets
Current assets:
  Cash and cash equivalents                                                      $    1,299,377  $     4,335,133
  Trade accounts receivable                                                             354,254           23,500
  Inventories                                                                           220,486           66,186
  Advances to employees                                                                   2,583           14,445
  Prepaid expenses and other                                                             76,938           82,608
                                                                                -------------------------------------
Total current assets                                                                  1,953,638        4,521,872
Property and equipment - net                                                            773,984          438,726
Intangible assets - net                                                                 313,582          250,206
                                                                                -------------------------------------
Total assets                                                                     $    3,041,204  $     5,210,804
                                                                                =====================================

Liabilities and Stockholders' Equity Current liabilities:
  Accounts payable and accrued liabilities                                       $      367,163  $       362,206
  Accrued payroll and benefits                                                          288,526          274,237
                                                                                -------------------------------------
Total current liabilities                                                               655,689          636,443

Note payable to related parties                                                          30,000           30,000


Redeemable common stock:
  Class E-1 - performance based and redeemable common stock
   1,449,942 and 1,454,547, shares issued and outstanding at March
   31, 1997 and June 30, 1996, respectively                                              14,499           14,545
  Class E-2 - performance based and redeemable common stock
   1,449,942 and 1,454,547 shares issued and outstanding at March
   31, 1997 and June 30, 1996, respectively                                              14,499           14,545
  Class E-3 - performance based and redeemable common stock
   966,621 and 969,691, issued and outstanding at March 31, 1997 and
   June 30, 1996, respectively                                                            9,666            9,697

Stockholders' equity:
   Preferred stock, $.01 par value; 5,000,000 shares authorized; none
    issued and outstanding at March 31, 1997 or June 30, 1996                                 -                -
   Common stock:
    Class A, $.01 par value; 34,500,000 shares authorized, voting
     2,764,589 and 2,722,191, shares issued and outstanding at March
     31, 1997 and June 30, 1996, respectively                                            27,647           27,222
   Additional paid-in capital                                                        18,844,785       18,692,578
   Deficit accumulated during the development stage                                 (16,555,581)     (14,214,226)
                                                                                -------------------------------------
Total stockholders' equity                                                            2,316,851        4,505,574
                                                                                -------------------------------------
Total liabilities and stockholders' equity                                       $    3,041,204   $    5,210,804
                                                                                =====================================

See accompanying notes.

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                            Statements of Operations

                                                                                                               Inception
                                                                                                               August 23,
                                              Three Months Ended                Nine Months Ended            1985 through
Unaudited                                           March 31,                        March 31,                  March 31,
                                               1997            1996             1997           1996               1997
                                       -----------------------------------------------------------------------------------
Revenues:
   Product development fees                  $306,000      $   62,000      $    419,153    $    137,000     $    688,153
   Lenses and other                            74,959          22,472           113,440          32,066          233,828
                                       -----------------------------------------------------------------------------------
Total revenues                                380,959      $   84,472           532,593         169,066          921,981

Costs and expenses:
   Cost of goods sold                          60,148          10,949            90,471          16,427          297,327
   Selling, general and
     administrative                           790,882         576,798         2,137,162       1,166,068       13,283,598
   Research and development                   201,928           9,752           741,235          30,073        7,415,688
   Amortization of unearned
     compensation                                   -               -                 -         867,642        2,076,217
                                       -----------------------------------------------------------------------------------
Total costs and expenses                    1,052,958         597,499         2,968,868       2,080,210       23,072,830
                                       -----------------------------------------------------------------------------------
Operating loss                               (671,999)       (513,027)       (2,436,275)     (1,911,144)     (22,150,849)

Other income(expense):
   Investment income                           22,065          21,833            97,664          21,833          191,115
   Interest expense                            (1,171)       (201,892)           (2,744)       (397,298)      (1,853,111)
                                       -----------------------------------------------------------------------------------
Net loss                                  $  (651,105)    $  (693,086)      $(2,341,355)    $(2,286,609)    $(23,812,845)
                                       ===================================================================================


Net loss per share                             $(.24)          $(.44)            $(.85)         $(2.18)                -
                                       ===================================================================================
Number of shares used in per share
   calculation                              2,764,338       1,580,945         2,751,623       1,049,819                -
                                       ===================================================================================

See accompanying notes.

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                                     Inception
                                                                                                     August 23,
                                                                       Nine Months Ended                1985
Unaudited                                                                  March 31,                  through
                                                                                                     March 31,
                                                              ------------------------------------------------------
                                                                     1997             1996              1997
                                                              ------------------------------------------------------
Operating activities
Net loss                                                       $  (2,341,355)    $  (2,286,609)     $(23,812,845)
Adjustments to reconcile net loss to net cash used in
 operating activities:
   Depreciation and amortization                                     134,139            56,701          590,194
   Accretion of bridge notes                                               -           223,135          244,808
   Services provided for common stock                                252,509             5,000        1,393,322
   Write-off abandoned patent applications                                 -             1,895          111,059
   Amortization of unearned compensation                                   -           867,642        2,076,217
   Changes in operating assets and liabilities:
      Receivable, advances to employees                             (318,892)           61,464         (356,837)
      Inventories                                                   (154,300)                -         (220,486)
      Prepaid expenses and other                                       5,670           (62,816)         (76,938)
      Accounts payable and accrued expenses                           19,246          (633,419)       1,941,353
                                                              ------------------------------------------------------
Net cash used in operating activities                             (2,402,983)       (1,767,007)     (18,110,153)

Cash flows from investing activities
Property and equipment additions                                    (460,856)          (17,070)      (1,327,342)
Costs incurred in acquiring patents                                  (71,917)          (13,120)        (461,475)
                                                              ------------------------------------------------------
Net cash used in investing activities                               (532,773)          (30,190)      (1,788,817)

Cash flows from financing activities
Proceeds from notes payable                                                -            40,000        4,398,606
Payments on notes payable                                                  -          (314,511)      (1,097,350)
Proceeds from convertible notes payable                                    -                 -        1,465,529
Repayments of convertible notes payable                                    -          (162,500)        (212,500)
Proceeds from bridge loans                                                 -         1,285,433        1,765,748
Repayments of bridge loans                                                 -        (1,250,000)      (1,250,000)
Proceeds from sales of common stock                                        -         7,202,499        9,189,443
Repurchase of common stock                                          (100,000)          (26,000)        (669,512)
Proceeds from sales of treasury stock                                      -           201,000          351,119
Proceeds from sales of limited partnership units                           -                 -        7,257,264
                                                              ------------------------------------------------------
Net cash provided by financing activities                           (100,000)        6,975,921       21,198,347
                                                              ------------------------------------------------------
Net increase (decrease) in cash and cash equivalents              (3,035,756)        5,178,724        1,299,377
Cash and cash equivalents at beginning period                      4,335,133            11,177                -
                                                              ------------------------------------------------------
Cash and cash equivalents at end of period                     $   1,299,377     $   5,189,901    $   1,299,377
                                                              ======================================================
Supplemental disclosure of cash flow information:
Class A common stock issued for services                       $     252,509     $       4,992    $   1,364,126
Debt and accrued interest converted into Class A
 common stock                                                              -         4,242,824        6,281,164
Stock options granted for services                                         -                 -           98,500
Class E common stock issued                                                -             9,613           38,801

See accompanying notes.

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements - Unaudited


Organization and Purpose

LightPath Technologies, Inc. (the Company) was incorporated in Delaware on June 15, 1992 as the successor to LightPath Technologies Limited Partnership formed in 1989, and its predecessor, Integrated Solar Technologies Corporation formed on August 23, 1985. The Company is a development stage enterprise engaged in the research, development and production of GRADIUM(TM) lenses. GRADIUM is an optical quality glass material with varying refractive indices, capable of reducing optical aberrations inherent in conventional lenses and performing with a single lens, or fewer lenses, tasks performed by multi-element conventional lens systems. Since its inception in 1985, the Company has been engaged in basic research and development. With the proceeds from the initial public offering
(IPO) on February 22, 1996, the Company began to focus on product development and sales.

1. Summary of Significant Accounting Matters

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Article 10 of Regulation S-X and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. These financial statements should be read in conjunction with the Company's financial statements and related notes included in the Form 10-KSB as filed with the Securities and Exchange Commission on August 28, 1996.

The information furnished, in the opinion of management, reflects all adjustments, which include normal recurring adjustments, necessary to present fairly the results of operations of the Company for the three month and nine month periods ended March 31, 1997 and 1996. Results of operations for interim periods are not necessarily indicative of results which may be expected for the year as a whole.

Cash and cash equivalents consist of cash in the bank and temporary investments with maturities of ninety days or less when purchased.

Inventories which consist principally of raw materials, lenses and components are stated at the lower of cost, on a first-in, first-out basis, or market. Inventory costs include material, labor and manufacturing overhead.

Property  and   equipment  are  stated  at  cost  and   depreciated   using  the
straight-line method over the estimated useful lives of the related assets from three to seven years.

Intangible assets consisting of patents and trademarks, are recorded at cost. These assets are being amortized on the straight-line basis over the estimated useful lives of the related assets from ten to seventeen years.

Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes.

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based upon enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change in deferred tax assets and liabilities during the period.

Revenue recognition occurs from sales of product upon shipment.

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements - Unaudited

Research and development costs are expensed as incurred.

Stock based employee compensation is accounted for under the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, which requires no recognition of compensation expense when the exercise price of the employees stock option equals the market price of the underlying stock on the date of grant.

Per share data is computed using the weighted average number of common shares and common equivalent shares outstanding during each period after giving retroactive effect to the recapitalization. Restricted Class E common shares and stock options for the purchase of Class E common shares are considered contingently issuable and, accordingly, are excluded from the weighted average number of common and common equivalent shares outstanding.

Net loss per share for the period from inception through March 31, 1997 is not presented as the Company's predecessor was a limited partnership and no common shares were outstanding.

Management uses estimates and makes assumptions during the preparation of the Company's financial statements that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which in turn could impact the amounts reported and disclosed herein.

Financial instruments of the Company are valued as required by Statement of Financial Accounting Standards No. 107, Disclosures about Fair Values of
Financial Instruments. The carrying amounts of cash and cash equivalents approximate fair value.


2. Inventories

The components of inventories include the following at March 31, 1997:


               Finished goods and work in process                  $ 131,958
               Raw materials                                          88,528
                                                                -------------
               Total inventories                                    $220,486
                                                                =============

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations

Results of Operations
---------------------

         The Private Securities Litigation Reform Act of 1995 ("the Act") provides a safe harbor for forward looking statements made by or on behalf of the Company. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures, growth, product development, sales, business strategy and other such matters are forward-looking statements. These forward-looking statements are based largely on the Company's expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from the forward-looking statements as a result of a number of factors, including, but not limited to, the Company's early state of development, the need for additional financing, and intense competition in various aspects of its business. In light of these risks and uncertainties, all of the forward-looking statements made are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

Three  months  ended March 31, 1997  compared  with three months ended March 31,
1996

         Revenue totaled $380,959 for the three months ended March 31, 1997, an increase of approximately $297,000 over the comparable period last year. The increase was attributable to $244,000 in product development/ license fees and an additional $53,000 in lens sales. Product development/ license fees included two significant sales for the Company. First, the Company entered into the final phase, prior to production, with Karl Storz GMBH & Co. ("Karl Storz") for the lenses used in their endoscopy instruments. Under the 1994 agreement, the Company received a $200,000 fee for this phase of the contract. In the future, the Company anticipates that it will sell Karl Storz lens blanks and receive a royalty fee for all sales of endoscopes containing GRADIUM lenses. The Company expects to receive a production order from Karl Storz for 500 lenses in the fourth quarter and anticipates more significant production orders in 1998. Second, the Company received $25,000 from The Fuji Photo Optical Co., Ltd ("Fuji") which is a subsidiary of Fuji Photo Film Co., for the exclusive right to use GRADIUM glass in a new generation of television camera lenses. After Fuji's initial study, the Companies entered into an agreement whereby Fuji will evaluate the lenses for eight months. At the end of the period, Fuji will have the right to engage in a long-term license and purchase agreement with LightPath. Revenues for government funded subcontracts in the area of solar energy totaled $75,000 for the quarter. Lens sales included approximately thirty customers representing a variety of industrial and government accounts. The Company's increase in lens sales is primarily due to its sales of lenses for wafer chip inspection and laser markets. The Company's efforts in targeting laser applications, an area where GRADIUM's lenses ability to increase the quality of YAG laser beams and reduce the focal spot size, is beginning to receive market acceptance. The Company continues to witness a multi-step sales cycle. New customers are first purchasing one or two lenses for testing, then after a period of several months a more significant sale may occur. At March 31, 1997, a backlog of $20,000 existed for lens sales. The Company's backlog on its current government projects is $50,000.

         The Company continues to work with a number of additional OEM's towards the completion of projects which may result in production orders for LightPath. During the quarter, the Company added a manufacturers representative in Silicon Valley to work directly with OEM's to increase our presence in the optoelectronics industry. The Company formalized relationships with and obtained orders from four industrial, optoelectronic and medical component distributors based in Japan, the United Kingdom, Germany and Israel. The Company believes these distributors may create new markets for GRADIUM in their countries primarily in the area of sales into the YAG laser market. In addition, The Company entered into a strategic alliance with Hikari Glass Co., Ltd. of Japan, ( "Hikari" is a 40% owned subsidiary of Nikon), to increase the presence of GRADIUM glass in Hikari's established Asian optics market and to develop a continuous flow manufacturing process, currently used by Hikari for high-end optical lenses, for GRADIUM glass. To solidify our position in governmental research and development projects, the Company entered into an agreement with DR Technologies Inc. ( "DR" ) to pursue Department of

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations

Defense contracts. DR is a developer and manufacturer of advanced optical systems and is currently working with LightPath on the solar energy government subcontract.

          Cost of sales during the three months ended March 31, 1997 was 80% of product sales an increase of 31% over the corresponding prior year period, and was primarily due to outside finishing expenses, and the low volume of inventory production. It is anticipated that with increased volume and the increased utilization of off-shore lens finishers, the cost of production will decrease. Administrative costs increased $214,084, or 37% over the corresponding 1996 period, primarily due to the addition of personnel in sales and marketing, administration and operations along with increased overhead in these areas as a result of an expected scale-up of operations to the levels planned in the Company's IPO in February 1996. The Company's public awareness campaign, through print advertising, web site and trade shows has generated approximately 4,000 inquiries since September 1996. Research and development costs increased from $9,752 in the 1996 period to $201,928 in the 1997 period. The research department staff has increased to approximately 6 full time equivalents since the IPO. The focus of the development efforts has been to expand GRADIUM product lines to the areas of multiplexers and interconnects for the telecommunications field, the addition of the crown glass product line to supplement its existing flint products, development of acrylic axial gradient material to extend the product range, and upgrade the proprietary material design software and optical design tools to facilitate product design.

         Investment income of $22,065 from interest earned on temporary investments equaled the prior period. Interest expense decreased approximately $200,000 during the 1997 period as compared to the 1996 period due primarily to the conversion of debt to equity in conjunction with the completion of the IPO.

         Net loss of $651,105 was a decrease of $41,981 from the comparable period last year due to the improved gross margin of $247,288 and the increase in other income of $200,953, which are offset by increases in selling, general and administrative costs of $214,084 and research and development of $192,176. Net loss per share of $.24 was an improvement of $.20 due to an increase in gross margin and other income of $.16, offset by the increase in selling, general and administrative costs of $.09 and research and development expenses of $.07. The remaining $.20 gain was due to the increase in weighted average common shares due to the IPO.


Nine  months  ended  March 31, 1997  compared  with the nine months  ended March
31,1996

         Revenue totaled $532,593 for the nine months ended March 31, 1997, an increase of approximately $364,000 over the comparable period last year. The new development/ license sales included $61,000 from OEM Karl Storz for their endoscopy development agreement, $25,000 from Fuji for an exclusive eight month evaluation option for television camera lenses and $197,000 from government funded subcontracts in the area of solar energy to allow satellites to produce their own power and the next generation of multiplexing devices used in conjunction with optical fiber. The Company anticipates an additional $50,000 of revenue in the fourth quarter from these government contracts. The Company also experienced $81,000 growth in lens sales to industrial and government accounts. At March 31, 1997 the Company had approximately $20,000 in lens back orders which it intends to ship during the fourth quarter.

         For the nine months ended March 31, 1997 the cost of sales for product sales was 80%. It is anticipated that with increased volume the cost of production will continue to decrease. Administrative costs during the 1997 period increased $971,094 or 83% over the corresponding period in 1996, primarily due to the addition of personnel in sales and marketing, administration and operations, along with increased overhead in these areas as a result of an expected scale-up of operations. Research and development costs increased from $30,073 in the 1996 period to $741,235 in the 1997 period. In January 1997, the research department staff added an additional staff member to continue the Company's research and development efforts in the area of new glass families and opto-electronic

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations

applications. There were no costs related to unearned compensation from incentive stock options during the nine months representing a decrease of $867,642 from the prior period.

         Investment income increased approximately $76,000 in 1997 due to the interest earned on temporary investments. Interest expense decreased approximately $394,000 during the 1997 period as compared to the 1996 period due primarily to the conversion of debt to equity in conjunction with the completion of the IPO.

         Net loss of $2,341,355 was an increase of $54,746 from the comparable period last year due to increases in selling, general and administrative costs $971,094 and research and development $711,162 which expenses were partially offset by the increased gross margin of $289,483, a decrease of $867,642 in unearned compensation and the increase in other income of $470,385. Net loss per share of $.85 was an improvement of $1.33 from the 1996 period due to increased gross margin of $.11, decrease in unearned compensation of $.32 and the increase in other income of $.17, offset by the increase in selling, general and administrative costs of $.35 and research and development expenses of $.26. The remaining $1.34 gain was due to the increase in weighted average common shares due to the IPO.

Financial Resources and Liquidity
---------------------------------

         LightPath has financed its operations through private placements of equity and debt, borrowings, and the IPO which generated net proceeds of approximately $7.452 million in February 1996. The Company expects to continue to incur losses until such time, if ever, it obtains market acceptance for its products at selling prices and volumes which provide adequate gross profit to cover operating costs. The Company has budgeted its cash requirements for fiscal 1997 at $3,700,000, a substantial increase from fiscal 1996 due to the implementation of a sales program, additional personnel and overhead costs. During the three months ended March 31, 1997, the Company's actual cash requirements were approximately $120,000 under the quarterly budget, this decrease in the administrative area was used to fund an overage in research costs. The Company budgeted $700,000 for fiscal 1997 to continue its research and development efforts. During the three months ended March 31, 1997, the Company's actual cash requirements for research and development exceeded the quarterly budget by $122,000. During the nine months ended March 31, 1997 the Company's total actual operating cash requirements were approximately $280,000 under budget.

         The Company also budgeted $800,000 primarily to be used for equipment to expand its manufacturing facilities during fiscal year 1997. During the nine month period ended March 31, 1997, the Company incurred approximately $533,000 in capital equipment and patent costs. The Company anticipates expending approximately $100,000 in capital equipment and patent costs by June 30, 1997.

         The Company has initiated discussions about a number of financing options to generate sufficient capital to meet its liquidity needs in fiscal 1998 and beyond. The Company's capital requirements after fiscal 1997 will depend on the extent that GRADIUM glass becomes commercially accepted and the Company's sales program is successful in generating sales sufficient to sustain its operations. There can be no assurance that the Company will generate sufficient revenues to fund its operations or that the Company will successfully commercialize its GRADIUM products. In addition, the Company may be required to seek additional financing or alter its business plan in the event of delays, cost overruns or unanticipated expenses associated with a company in the development stage. The Company currently has no credit facility with a bank or other financial institution. There also can be no assurance that any additional financing will be available if needed, or, if available, will be on terms acceptable to the Company. In the event necessary financing is not obtained, the Company will be materially adversely affected and have to cease or substantially reduce operations.

         Since the Company has principally been engaged in basic research and development of its products, it has not been significantly impacted by inflation. The Company does not believe that seasonality will have a significant impact on its business.

RED PROXY CARD

                          LightPath Technologies, Inc.
                         6820 Academy Parkway East N.E.
                              Albuquerque, NM 87109

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Leslie A. Danziger, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Special Meeting of Stockholders of LightPath Technologies, Inc. (the "Company") to be held on June 6, 1997, at 1:00 p.m., M.S.T. at the Corporate Office, 6820 Academy Parkway East NE, Albuquerque, New Mexico, 87109 and any adjournment or postponement thereof, and thereat to vote all shares of Class A and Class E Common Stock which the undersigned would be entitled to cast if personally present at indicated herein:

                  PLEASE MARK YOUR CHOICES IN BLUE OR BLACK INK

1. Proposal No. 1, amend the Certificate of Incorporation to extend the amount of time by which the Company must meet the performance thresholds for holders of the Company's Class E-2 and E-3 Common Stock to convert such shares into Class A Common Stock.

               [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN

2. In his/her discretion, the proxy is authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.


                   (Please date and sign on the reverse side)



(Continued from other side)
         IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION. THIS PROXY ALSO DELEGATES AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting, Proxy Statement and Form 10-QSB of LightPath Technologies, Inc.

                                        PLEASE  SIGN,  DATE AND MAIL THIS  PROXY
                                        PROMPTLY IN THE ENCLOSED  REPLY ENVELOPE
                                        WHICH  REQUIRES  NO POSTAGE IF MAILED IN
                                        THE UNITED STATES.

                                        ----------------------------------------
                                                       SIGNATURE

                                        ----------------------------------------
                                                       SIGNATURE



                                        Dated;______________________________1997
                                        (When signing as an attorney,  executor,
                                        administrator,   trustee  or   guardian,
                                        please   give   title   as   such.    If
                                        stockholder is a corporation please sign
                                        in  full   corporate   name  by  a  duly
                                        authorized officer or officers. Where stock is issued in the name of two or more persons, all such persons should sign.)

BLUE PROXY CARD
                          LightPath Technologies, Inc.
                         6820 Academy Parkway East N.E.
                              Albuquerque, NM 87109

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Leslie A. Danziger, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Special Meeting of Stockholders of LightPath Technologies, Inc. (the "Company") to be held on June 6, 1997, at 1:00 p.m., M.S.T. at the Corporate Office, 6820 Academy Parkway East NE, Albuquerque, New Mexico, 87109 and any adjournment or postponement thereof, and thereat to vote all shares of Class A Common Stock which the undersigned would be entitled to cast if personally present at indicated herein:

                  PLEASE MARK YOUR CHOICES IN BLUE OR BLACK INK

1. Proposal No. 1, amend the Certificate of Incorporation to extend the amount of time by which the Company must meet the performance thresholds for holders of the Company's Class E-2 and E-3 Common Stock to convert such shares into Class A Common Stock.

               [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN

2. In his/her discretion, the proxy is authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.


                   (Please date and sign on the reverse side)

(Continued from other side)
         IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION. THIS PROXY ALSO DELEGATES AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting, Proxy Statement and Form 10-QSB of LightPath Technologies, Inc.

                                        PLEASE  SIGN,  DATE AND MAIL THIS  PROXY
                                        PROMPTLY IN THE ENCLOSED  REPLY ENVELOPE
                                        WHICH  REQUIRES  NO POSTAGE IF MAILED IN
                                        THE UNITED STATES.


                                        ----------------------------------------
                                                       SIGNATURE

                                        ----------------------------------------
                                                       SIGNATURE



                                        Dated;______________________________1997
                                        (When signing as an attorney,  executor,
                                        administrator,   trustee  or   guardian,
                                        please   give   title   as   such.    If
                                        stockholder is a corporation please sign
                                        in  full   corporate   name  by  a  duly
                                        authorized officer or officers. Where stock is issued in the name of two or more persons, all such persons should sign.)